Exhibit 10.19

GROUND LEASE

This Ground Lease (“Lease”) is entered into as of this 31st day of May, 2005, by and between QUESTAR GAS COMPANY (“Lessor”) and CONSONUS, INC. (“Lessee”), with reference to the following facts and circumstances:

A.                      Lessor owns fee simple title to all of the Property (as hereinafter defined);

B.                        Lessee is the owner of a facility which includes approximately 10,000 square feet of office space and 12,800 square feet of raised-floor data center space located on the Property (“Data Center”) within which Lessor and its affiliates house essential computer equipment; and

C.                        Lessor and Lessee entered into a Ground Lease, dated October 1, 1995 (the “Original Ground Lease”), which Original Ground Lease the parties hereto desire to amend and restate as set forth herein.

NOW, THEREFORE, in consideration of the covenants herein contained, Lessor and Lessee hereby agree as follows:

1.                          PREMISES

Lessor hereby leases to Lessee that certain land located in the Salt Lake City, County of Salt Lake, State of Utah, as more particularly described as follows:

Beginning at the Southeast corner of Lot 1, Block 2, KELSEY AND GILLESPIE SUBDIVISION of Block 44, Plat “C”, Salt Lake City Survey; and running thence South 89 deg. 58’19” West 171.00 feet; thence North 0 deg. 00’55” West 56.07 feet; thence South 89 Deg. 58’19” West 106.77 feet; thence North 0 deg. 00’55” West 20.96 feet; thence South 89 deg. 58’19” West 92.06 feet; thence North 0 deg. 00’55” West 81.45 feet; thence South 89 deg. 57’42” East 369.82 feet along the South edge of a sidewalk to an extended East line of said Lot 1; thence South 0 deg. 00’55” East 158.15 feet along said extended line and East line of said Lot 1 to the point of beginning.

together with all rights, privileges, easements and appurtenances thereto (“Property”).

2.                        TERMS

a.                         Initial Term

The initial term shall consist of a period of fifty (50) years, commencing May 31, 2005 and expiring May 30, 2055

b.                        Possession

Possession of the Property shall be delivered to Lessee on the commencement of the term, free of all tenancies.

c.                         Extension

Lessee shall have the right and option (the “Options”) to extend the term of this Lease on the same terms and conditions as set forth herein for four (4) additional periods of ten (10) years each, the first commencing on May 31, 2055, the second commencing on May 31, 2065, the third commencing on May 31, 2075, and the fourth commencing on May 31, 2085 (the “Extensions”). Lessee shall automatically be deemed to have exercised such options unless at least six (6) months prior to the commencement of the Extension to which an option relates Lessee notified Lessor in writing of its decision not to exercise such option, in which case such option and all succeeding options shall lapse. In the event that this Lease shall be terminated, any remaining options shall also terminate.

3.                        RENT

a.                         Monthly Rental

Lessee shall pay to Lessor, in lawful money of the United States of America, free from all claims,

demands, and set-offs against Lessor, at such place or places as may be designated from time to time from Lessor, the sum of $774.39 per month (“Base Rent”), payable on the first day of each month. (The monthly rent set forth in this Paragraph 3(a) as adjusted from time to time pursuant to Paragraph 3(b) hereof is sometimes referred to hereinafter as the “Monthly Rent”).

b.                        Cost of Living Adjustments

On the fifth annual anniversary of the commencement of the term of this Lease, and upon each fifth annual anniversary date of the preceding fifth annual anniversary date during the term of this Lease, including Extensions, (each such date, an “Adjustment Date”), the Monthly Rent then being paid shall be increased by the corresponding increase in the Consumer Price Index (“CPI”) for All Urban Consumers, U.S. City Average, All Items (1982-84 = 100), as published by the U.S. Department of Labor, during the five-year period ending on the last day of the month immediately preceding the month in which the increase occurs. If publication of the CPI shall be discontinued or if its components shall be adjusted or its base year changed, then in order to calculate the required increases in Monthly Rent, the parties shall use any conversion table and/or substitute index published by the U.S. Government or a non-partisan organization which is intended to be a substitute for the CPI and which takes into consideration generally the same price information as the CPI.

4.                        TAXES

Lessee shall pay any and all taxes, assessments, and other charges of any description levied or assessed by any governmental agency or entity on or against the Property. All taxes or assessments levied or assessed on or against the Property during the tax years in which the term of this Lease is to end shall be prorated between Lessor and Lessee on the basis of a tax year commencing on January 1 and ending on December 31 of each year. Any and all taxes and assessments and installments of taxes and assessments required to be paid by Lessee under this Lease shall be paid by Lessee at least ten (10) days before each such tax, assessment or installment of tax or assessment becomes delinquent and a receipt for the payment of such tax, assessment, or installment shall be promptly given to Lessor. If any tax or assessment is levied or assessed against the Property and such tax or assessment may be paid in full or in installments over a period either within or extending beyond this Lease, Lessee shall have the option of paying such tax or assessment in installments. Lessor shall cooperate with Lessee and on written request of Lessee execute or join with Lessee in executing any instruments required to permit any such tax or assessment to be paid in installments. Lessee shall have the right to contest the amount or validity of any tax, assessment, or other charge levied on or assessed against the Property or any part of such Property; provided, however, that such contest must be filed before the tax, assessment or other charge to which such contest is directed becomes delinquent and written notice of such contest must be given to Lessor at least ten (10) days before the date the tax, assessment or other charge becomes delinquent Upon written request of Lessee, Lessor shall join in any such contest if Lessee determines such joinder to be necessary or convenient for the proper prosecution of the proceedings but Lessor shall not be liable for any cost or expense incurred in such a proceeding. No such contest shall be continued or maintained after the date the tax, assessment, or other charge to which the contest is directed becomes delinquent unless Lessee has either: (i) paid such tax, assessment, or other charge under protest prior to its becoming delinquent; or (ii) delivered to Lessor a good and sufficient undertaking in the amount of the contested tax, assessment, or other charge, and issued by a bonding corporation authorized to issue undertakings in Utah conditioned on the payment by Lessee of the tax, assessment, or charge together with any fines, interest, penalties, costs, and expenses that may have accrued or become imposed thereon within thirty (30) days after final determination of Lessee’s contest to such tax, assessment or other charge. Except as hereinafter provided, if Lessee shall fail to pay within the time specified in this Paragraph any taxes, assessments, or other charges required to be paid by Lessee, Lessor may pay, discharge, or adjust such tax, assessment, or other charge for the benefit of Lessee. In such event, Lessee shall promptly on written demand of Lessor reimburse Lessor for the full amount paid by Lessor in paying, discharging, or adjusting such tax, assessment or other charge together with interest thereon at twelve percent (12%) per annum from the date of payment by Lessor until the date of the payment by Lessee. If no time within which any charge required by this Paragraph to be paid by Lessee is specified, such charge must be paid by Lessee before it becomes delinquent.

5.                          USE OF PREMISES

The Property may be used by Lessee solely for (i) operation of the Data Center, or (ii) any other lawful purpose with the advance consent of Lessor, which consent will not be unreasonably withheld. In connection with uses under either or both (i) and (ii) above, Lessee shall not perform any excavation or construct any building or improvement, including, but not limited to, any laying of foundation or footing, fencing or landscaping, without the prior express of written consent of Lessor, which consent may be withheld in the Lessor’s sole and absolute discretion. Further, Lessee shall not permit on the Property any nuisance as now or hereinafter defined by any applicable statutory or decisional law.

6.                          UTILITIES

Lessee shall pay or cause to be paid when due all charges for the furnishing of all utilities to the Property, and for the removal of garbage and rubbish from the Property.

7.                          ENCUMBRANCE OF LEASEHOLD ESTATE

a.                         Leasehold Mortgages

At any time and from time to time during the term of this Lease, and any extension thereof Lessee may encumber to any person, firm or entity which is not a direct or indirect affiliate of Lessee (“Lender”) by deed of trust or mortgage or other security instrument (“Leasehold Mortgage”) all or any part of Lessee’s interest under this Lease and the leasehold estate hereby created, and to assign its interest in this Lease and in any sublease as collateral security for such mortgage, deed of trust or security instrument for any purpose or purposes consistent with Lessee’s authorized use of the Property without the consent of Lessor; provided, however, that no Leasehold Mortgage incurred by Lessee pursuant to this Paragraph shall, and Lessee shall not have power to incur any encumbrance that will, constitute a lien or encumbrance on the fee of the Property. Lessor and Lessee shall amend this Lease to include any provision that a proposed Lender may reasonably request; provided, however, that such provision implements Lender protection provisions in this Lease or preserves the lien of the Leasehold Mortgage on the occurrence of any event of default under this Lease; and further provided that such provisions do not amend, modify or remove Paragraphs 5, 8 or 30 hereof. Such amendment shall neither affect the rent or term provided for in this Lease nor materially adversely affect any other rights of Lessor under this Lease. Any improvements constructed on the Property during the term of this Lease, and any extensions thereof, shall be and remain the property of the Lessee until the expiration or sooner termination of this Lease, at which time they shall become the property of Lessor.

b.                        Written Request for Copy of Notice

Immediately after the recording of any deed of trust or mortgage executed by Lessee pursuant to Paragraph 7(a) of this Lease, Lessee shall request of Lender a copy of any notice of default and a copy of any notice of sale under such deed of trust or mortgage to be mailed to Lessor at the address specified in the request for Lessor.

c.                         Duplicate Notices to Lender

Lessor shall mail to such Lender, at such address as shall be furnished to Lessor by such Lender, a duplicate copy of any and all notices Lessor may from time to time give or serve on Lessee pursuant to or relating to this Lease.

d.                        Amendments

Lessee and Lessor hereby agree that they will not modify or cancel this Lease by mutual agreement without the written consent of such Lender.

e.                         Prerequisites for Lessor & Exercise of Remedies

Other than with respect to an event of default described in Section 13(a)(iii) hereof, if Lessee is in default under any provision of this Lease, Lessor shall not terminate this Lease, re-enter without termination, or exercise any other remedy to which it is entitled at law or in equity unless (1) an event of default shall have occurred and be continuing, (2) Lessor shall have given Lender written notice of such event of default as required under the provisions of this Lease, and (3) Lender shall have failed to remedy such default to the extent required by the provisions of this Lease or shall have failed to acquire Lessee’s leasehold estate as permitted, and within the time specified, by this Lease.

f.                           Lender’s Right To Act On Behalf of Lessee

Lender shall have the right at any time prior to termination of this Lease to pay any rent due hereunder and to do any other act or thing required of Lessee hereunder in order to prevent termination of this Lease, re-entry without termination, or the exercise of any other remedy to which Lessor is entitled in law or equity. All payments so made and all things done by Lender shall be as effective as payments made and things done by Lessee.

g.                        Time to Cure Default

Other than with respect to an event of default described in Section 13(a)(iii) hereof, if any event of default under this Lease occurs, Lender shall have forty-five (45) days after receipt of notice from Lessor within which to remedy such default. If possession of the Property and the improvements thereon would be reasonably necessary to remedy the default, Lender shall have a reasonable amount of time after the expiration of such forty-five (45) day period within which to remedy such default, provided that (1) Lender has cured any default and the payment of any monetary obligations of Lessee which is susceptible of cure by Lender under this Lease within such forty-five (45) day period and continues to pay currently such monetary obligations as they become due and (2) Lender has acquired Lessee’s leasehold estate created hereby within or prior to such period and is diligently prosecuting any such proceedings. All rights of Lessor to terminate this Lease as a result of the occurrence of any event of default, shall be subject to the rights of Lender set forth in this paragraph 7(g).

h.                        Default Not Curable By Lender

Any event of default under this Lease which, by its nature cannot be remedied by Lender, shall be deemed to be remedied if (1) within thirty (30) days after written notice from Lessor setting forth the nature of such event of default, or prior thereto, Lender has acquired Lessee’s leasehold estate created by this Lease or shall have commenced foreclosure proceedings, (2) Lender has cured any default in the payment of monetary obligations of Lessee hereunder which are susceptible of cure by Lender within such thirty (30) day period and thereafter continues to faithfully perform all monetary obligations of Lessee hereunder which are susceptible of cure by Lender and (3) after gaining possession of the Property, Lender performs all obligations of Lessee hereunder as they become due.

i.                            Recognition of Lender as Lessee Upon Foreclosure

Foreclosure of a Lender’s mortgage, deed of trust, or other security instrument or any sale thereunder, whether by judicial proceedings or by virtue of any power contained in such security instrument, or any conveyance of the leasehold estate created hereby from Lessee to Lender through, or in lieu of, foreclosure shall not require the consent of Lessor or constitute a breach of any provision of this Lease, and, upon such foreclosure, sale or conveyance, Lessor shall recognize Lender, or any other foreclosure sale purchaser, as Lessee hereunder.

j.                            Personal Liability of Lender

If Lender becomes Lessee under this Lease or under any new lease obtained pursuant to paragraph 7(l) below, Lender shall be personally liable for the obligations of Lessee under this Lease or such new lease only for the period of time that Lender remains Lessee thereunder. Lender shall have the right thereafter to assign or sublease this Lease or such new lease or to sublease the lease-hold estate and the improvements thereon under this Lease or such new lease with the prior written consent of Lessor, which consent shall not be unreasonably withheld; provided that any assignee (1) shall take the leasehold estate subject to all provisions of this Lease or such new lease, and (2) shall assume and agree to perform all obligations of Lessee under this Lease or the new Lease.

k.                         Purchase Money Mortgage as Leasehold Mortgage

If Lender subsequently transfers its interest under this Lease after acquiring the interest by foreclosure or deed in lieu of foreclosure or subsequently transfers its interest under any new lease obtained pursuant to paragraph 7(l) and, in connection with any such transfer, Lender takes back a mortgage or deed of trust encumbering such leasehold interest to secure all or a portion of the purchase price given to Lender for such transfer, then such mortgage or deed of trust shall be considered a Leasehold Mortgage and Lender shall be entitled to receive the benefit of and to enforce the provisions of this Lease or the new lease which are intended to benefit a Lender or holder of a Leasehold Mortgage.

l.                            New Lease

If Lessor terminates this Lease by reason of a default of Lessee described in Section 13(a)(iii) hereof, Lessor shall execute and deliver, upon written request of Lender given within sixty (60) days after such termination, a new lease of the Premises to Lender (or its nominee, subject to prior written consent of Lessor of such nominee, which consent shall not be unreasonably withheld) for the remainder of the term of this Lease. The new lease shall contain the same provisions as this Lease except for those obligations which have been fulfilled by Lessee prior to termination and shall have the same priority as this Lease. Notwithstanding the foregoing, Lessor shall not be obligated to execute or deliver a new lease unless Lender shall promptly cure all defaults of Lessee which are susceptible of cure by Lender. If more than one Lender requests such a new lease, the Lessor shall execute and deliver the new lease to the Lender holding the most senior encumbrance. If there is dispute as to which Lender holds the most senior encumbrance, then such dispute shall be determined by such Lenders, and if they are unable to do so, then such dispute shall be submitted to arbitration in accordance with paragraph 28 hereof. Upon execution and delivery of such new lease, title to the improvements on the Property shall vest in the new Lessee, subject to the provisions of this Lease, and the rights and interests conveyed to tenants of the improvements prior to the date of such new lease. Lessor, at the expense of the new Lessee, shall take such action as shall be necessary to cancel and discharge this Lease and to remove Lessee from the Premises.

8.                          CONSTRUCTION OF IMPROVEMENTS

a.                         Approval of Lessor

No excavation of the Property nor construction of any structure or other improvement of any kind, including, but not limited to fencing, sidewalks or pavement repair shall be commenced on the Property unless and until preliminary plans, such as site plans and elevations and proposed location of such structure or improvement have been approved in writing by Lessor within sixty (60) days after having been received. Lessor’s approval may be withheld in Lessor’s sole and absolute discretion. If not expressly disapproved within such time, such plans shall be deemed to be denied. Any such structure or improvement shall be built wholly within the boundaries of the Property and in accordance with the plans approved by Lessor pursuant to this Paragraph. Lessor shall cooperate with Lessee, and shall execute all applications and documents reasonably requested by Lessee which relate to construction of the improvements on the Property, all at Lessee’s sole cost and expense.

b.                        Diligence

Once any work of construction has begun, Lessee shall prosecute the same to conclusion with all reasonable diligence.

c.                         Construction Standards

Any such structure or improvement shall be constructed and all work performed on the Property shall be in accordance with, all valid laws, ordinances, regulations and orders of all applicable governmental agencies or entities having jurisdiction over the Property, including any applicable binding and enforceable federal, state or local statute, law, rule, regulation, ordinance or code relating to the environment or hazardous materials or hazardous waste. All work performed on the Property pursuant to this Lease, or authorized by this Lease, shall be done in good workmanlike manner and only with materials of good quality.

d.                        Ownership of Improvements

Except as provided in this Paragraph 8(d), Lessor shall have no ownership interest in the Data Center or any improvements constructed on the Property by Lessee. Upon termination of this Lease, Lessee shall surrender to Lessor possession of the Property, together with all improvements constructed thereon, including, without limitation, the Data Center, provided, however, Lessee shall, upon written notice from Lessor, have the improvements demolished and removed from the Property. Upon any such termination, the leasehold estate created hereby, and all of Lessee’s right, title and interest in and to the Property, all improvements thereon, and in and to all subleasehold estates and interests created pursuant to this Lease, shall automatically revert to and become the sole property of Lessor. In the event of a termination of this Lease other than by reason of the expiration of the lease term, Lessor shall take possession of all improvements, including buildings, from the Lessee subject to the rights and obligations of sublessees under subleases executed in accordance with this Lease and subject to the rights of and Lenders secured by Leasehold Mortgages which are set forth in this Lease. In the event of a termination of this Lease by reason of the expiration of the lease term, Lessor shall take possession of the Property and all improvements located thereon from Lessee free and clear of any rights and obligations of Lessee’s sublessees and Lenders secured by Leasehold Mortgages.

e.                         Mechanics Liens

Lessee shall pay and discharge when due all expenses incurred by Lessee for the services of mechanics or for the cost of goods and materials delivered by materialmen or for equipment leased for the construction of improvements, and save and hold Lessor harmless from any and all claims by such mechanics or materialmen for labor or services performed or goods delivered at the request of the Lessee. Lessee shall have the right to contest the validity or amount of any asserted lien, claim, or demand, and in such case Lessee shall defend, at its own expense, any such suits, and shall discharge and satisfy any judgments taken on account of claims or liens filed by mechanics or materialmen for work ordered by Lessee.

9.                          REPAIRS AND MAINTENANCE

a.                         Lessee’s Obligation

At all times during the term of this Lease, Lessee shall keep and maintain, at Lessee’s sole cost and expense, the Property and all improvements now or hereafter erected thereon and all facilities appurtenant to the Property in good order and repair and in a safe and clean condition and shall maintain landscaping, parking, fencing and gates.

b.                        Compliance with Laws

At all times during the term of this Lease, Lessee, at Lessee’s own cost and expense, shall:

i.                             Make all alterations, additions, or repairs to the Property or the improvements or facilities erected on the Property required by any valid law, ordinance, statute, order, or regulation now or hereafter made or issued by any federal, state, county, local, or other governmental agency or entity;

ii.                          Observe and comply with all environmental regulations and other laws, ordinances, statutes, orders, and regulations now or hereafter made or issued, respecting the Property or the improvements or facilities erected on the Property, by any federal, state, county, local, or other governmental agency or entity;

iii.                       Contest if Lessee, in Lessee’s sole discretion, desires by appropriate legal proceedings brought in good faith and diligently prosecuted in the name of Lessee, or in the names of Lessee and Lessor where appropriate or required, the validity or applicability to the Property of any law, ordinance, statute, order, or regulation now or hereafter made or issued by any federal, state, county, local or other governmental agency or entity; provided, however, that any such contest or proceeding, though maintained in the names of Lessee and Lessor, shall be without cost to Lessor, and Lessee shall protect the Property and Lessor from Lessee’s failure to observe or comply during the contest with the contested law, ordinance, statute, order or regulation;

iv.                      Indemnify and hold Lessor and the Property free and harmless from any and all liability, loss, damages, fines, penalties, claims, fees and costs, including reasonable attorneys fees, and actions resulting from Lessee’s failure to comply with and perform the requirements of this Paragraph.

c.                         Destruction

Except as provided in Paragraph 9(d), if, at any time during the term of this Lease, any buildings or improvements now or hereafter erected on the Property shall be destroyed in whole or in part by any casualty, whether insured or not, this Lease shall continue in full force and effect without any rent abatement and Lessee, at Lessee’s own cost and expense, shall repair and restore the damaged or destroyed building, and improvement to as good or better condition than at the time of such casualty. The work of repair and restoration shall be commenced by Lessee within ninety (90) days after the damage or destruction occurs and shall be completed with due diligence.

d.                        Termination Right

Lessee shall have the option to cancel and terminate this Lease in lieu of restoration under any of the following circumstances:

i.                 If the replacement costs for such destroyed improvements would exceed eighty percent (80%) of the fair market value of such improvements immediately preceding destruction if such destruction was caused by a risk required to be insured against or would exceed twenty percent (20%) of such fair market value if such destruction was caused by a risk not required to be insured against.

ii.                          If such destruction occurs during the last three (3) years of the Lease term (including extensions thereof) and if the cost of repair or replacement would exceed $ 1,000,000.00.

If Lessee shall exercise its option to cancel this Lease, then (i) Lessee shall pay for the cost of clearing the Property of all debris resulting from the destruction of Improvements and hold Lessor harmless therefrom; and (ii) insurance proceeds shall be distributed as follows: first to satisfy and pre-existing and newly created environmental claims; second to each Lender to the extent of the unsatisfied obligation represented by such Lender’s encumbrance; third to Lessee to the extent of the reasonable cost of clean-up of the Property; and finally, the balance to Lessor.

e.                         Escrow

Subject to the provisions of any Leasehold Mortgage, any and all fire or other insurance proceeds that become payable at any time during the term of this Lease because of damage to or destruction of any building or improvement on the Property shall be paid into escrow (or to a trustee) and applied by escrow holder (or trustee) toward Lessee’s cost of repairing and restoring the damaged or destroyed building or improvement in the manner required by this Lease. Upon completion of such restoration, escrow holder or trustee shall distribute any remaining balance of the insurance proceeds to Lessee.

10.                    INDEMNITY

Lessee shall indemnify and hold Lessor, its affiliates and their respective directors, officers, agents, shareholders, employees and insurers free and harmless from any and all liabilities, claims, loss, damages, fines, penalties or expenses (“Liabilities”), including reasonable attorneys fees and cost of defense, resulting from Lessee’s occupation and use of the Property, specifically including, without limitation, any Liability arising by reason of:

a.                         The death or injury of any person, including but not limited to, any person who is an employee, contractor or subcontractor at any tier, tenant, agent, representative, customer, vendor or invitee of Lessee, or by reason of the damage to or destruction of any property, including but not limited to, property owned by Lessee or by any person who is an employee, contractor or subcontractor at any tier, tenant, agent, representative, customer, vendor or invitee of Lessee, from any cause whatsoever while such person or property is in or on the Property or in any way connected with the Property or with any of the improvements or personal property on the Property;

b.                        Any work performed by Lessee or any person or entity acting on Lessee’s behalf on the Property or materials furnished in connection with such work;

c.                         Environmental conditions caused directly or indirectly by Lessee, including, but not limited to, costs of remediation, removal, response or corrective action arising from such conditions, on, at or under the Property or any other contiguous property of Lessor, or from non-compliance with any applicable federal, state or local environmental laws and regulations including, but not limited to, the unauthorized release or disposal of hazardous materials arising from or related to the acts or omissions of Lessee, its employees, contractors or subcontractors at any tier, tenants, agents, representatives, customers, vendors or invitees of Lessee, regardless when discovered.

11.   INSURANCE

(a) Without limiting any of the other obligations or liabilities of Lessee under this Lease, Lessee shall maintain and shall require all its contractors to maintain insurance coverage as set forth below and on the certificate of insurance (“Certificate”) that is attached as Exhibit A and incorporated by this reference. The Certificate shall be properly completed and signed by a duly authorized representative or officer of Lessee’s insurance company without alteration, modification or addition excepting the insertion of policy information in the spaces provided. The completion and proper execution of the Certificate is a condition precedent to this Lease. If any of the policies described and identified in the Certificate expire or otherwise terminate during the term of this Lease, Lessee must replace the policies before the expiration date with policies giving the same or comparable coverage which meets Lessor’s approval. A new Certificate in the same form and for the same or approved coverage and liability limits as set forth on the attached Certificate must be executed by Lessee’s insurer and filed with Lessor. The filing of a new Certificate shall also be a condition precedent to the continuation of this Lease.

(b) If any insurance required of Lessee or its contractors is written on a claims made basis, for a period of six years from the termination of this Lease or completion of contractor’s services, Lessee and/or its contractors shall:

(i)         Maintain a retroactive date that at a minimum dates back to the inception of this Lease and/or commencement of contractor’s services;

(ii)        Use all reasonable efforts to maintain insurance limits undepleted by losses or reserves fro anticipated losses in the minimum amounts specified in this Lease; and

(iii)       Maintain an extended reporting period rider which, at a minimum, dates back to the inception of this Lease and/or commencement of contractor’s services if the claims made insurance is canceled, not renewed or renewed on a basis other than claims made.

(c) The insurance required by this Lease shall be maintained with insurers acceptable to Lessor and shall conform in all respect with the laws of the State of Utah.

(d) Lessee may determine the types and amounts of insurance coverage required of its contractors if the contractors do not maintain insurance coverages as set forth on Exhibit A, however, Lessee will assume liability for loss of any uninsured and/or underinsured exposures.

(e) Lessee shall provide prompt notice to Lessor in the event of any bodily injury, death or property damage arising in connection with this Lease.

12.                    ASSIGNMENT AND SUBLEASING

a.                         Assignment

Lessee shall not assign this Lease or any interest herein without the prior written consent of Lessor, which consent may not be unreasonably withheld. Any assignment shall not be deemed to be a consent to any subsequent assignment of this Lease by Lessee.

b.                        Subletting

Lessee shall be entitled to freely enter into leases and subleases with respect to any improvements constructed on the Property. Lessor hereby covenants that it shall not interfere with or disturb the quiet and peaceful enjoyment of any tenant or subtenant of Lessee in the event Lessor succeeds to Lessee’s interest in the leasehold estate or any portion thereof prior to the expiration of the term of this Lease (including any extensions thereof), provided that any such tenant or subtenant of Lessee fully complies with all of the provisions of the lease between Lessee and such tenant

c.  Leasehold Mortgages

Notwithstanding anything contained herein to the contrary, the consent of Lessor shall not be required for any transfer, conveyance or assignment resulting from a foreclosure or acceptance of a deed in lieu of foreclosure of any Leasehold Mortgage, or for any transfer, conveyance or assignment by any Leasehold Mortgagee following its acquisition of this Lease and the leasehold estate of Lessee created hereby as a result of foreclosure or acceptance of a deed in lieu of foreclosure.

d.  Management Contracts

Nothing contained herein shall preclude Lessee from entering into management or operating agreements with respect to all or any portion of the Property or improvements thereon.

13.                    DEFAULT AND REMEDIES

a.                         Events of Default

The occurrence of any of the following shall constitute a default by Lessee:

i.                             Failure to pay any rent or any other charge or sum payable by Lessee to Lessor hereunder within five days after receipt of notice thereof from Lessor;

ii.                          Failure to perform any other provision of this Lease (other than Sections 5, 8 or 30 hereof) if the failure to perform is not cured within thirty (30) days after written notice has been given to Lessee; provided, that if such default cannot reasonably be cured within thirty (30) days, Lessee shall not be in default of this Lease if Lessee commences to cure the default within the thirty (30) day period and diligently and in good faith thereafter prosecutes the cure of such default; or

iii.                       Any default or breach of the provisions of Section 5, Section 8 or Section 30 hereof or any act or omission of Lessee which is described in Section 6.8(a)(i) or (ii) of the Asset Purchase Agreement of even date herewith by and between Lessor and Lessee (“Asset Purchase Agreement”).

b.  Remedies

i.                             In the event of a default by Lessee under this Lease set forth in Sections 13(a)(i) or (ii) hereof, Lessee shall be liable immediately to Lessor for all liens, claims, demands, actions, causes of action, obligations, penalties, charges, liability, damages, loss, cost or expense, including reasonable attorney’s fees for the defense thereof (collectively, the “Losses”) incurred by Lessor or to which Lessor is subject by reason of such default. In the event of a default or separate defaults set forth in Sections 13(a)(i) or (ii) hereof, which occurs or occur during each of three consecutive months or on more than six occasions during any continuous twenty-four month period, whether cured by Lessee or otherwise, the monthly rent shall thereupon be increased, without prior notice or other action from Lessor, to an amount equal to one hundred fifty percent (150%) of the then current monthly rent.

ii.                          In the event of: (a) a default by Lessee under this Lease set forth in Section 13(a)(iii) hereof; or (b) an act or omission of Lessee described in Section 6.8(a)(i) or (ii) of the Asset Purchase Agreement, Lessee shall be liable immediately to Lessor for all Losses incurred by Lessor or to which Lessor is subject by reason of such default, and Lessor may, with or without further notice or demand of any kind, immediately terminate this Lease and re-enter and receive possession of the Premises.

iii.                       The remedies given to Lessor in this Lease are not exclusive but shall be cumulative with and in addition to all remedies now or hereafter allowed by law or equity. In the event Lessor is entitled to re-enter and receive possession of the Premises pursuant to Sections 13(b)(i) or (ii), Lessor may remove all persons and property from the Property, such property to be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee, and without any liability on the part of Lessor.

14.                    INTEREST ON LESSEE’S OBLIGATIONS

Rent or other sums due hereunder from Lessee to Lessor, not paid when due, shall bear interest at the lesser of (1) twelve percent (12%) or (2) the highest legal rate of interest from time to time prevailing from the date due until paid.

15.                    CONDEMNATION

a.                         Total Taking

If title and possession of all of the Property shall be taken under the power of eminent domain by any public or quasi-public agency or entity, this Lease shall terminate as of the date legal title of the Property becomes vested in the agency or entity exercising the power of eminent domain and both Lessor and Lessee shall thereafter be released from all obligations under this Lease.

b.                        Partial Taking

If title and possession of only a portion of the Property shall be taken under the power of eminent domain by any public or quasi-public agency or entity, any condemnation award payable by reason of any structure or improvement constructed on the Property taken by such exercise of the power of eminent domain shall be available to and used, to the extent reasonably needed by Lessee, in replacing the structure or improvement so taken to the extent reasonably practicable under the then existing laws and conditions on the remaining portion of the Property. Any condemnation award in excess of Four Million Dollars ($4,000,000.00) shall be held by a condemnation trustee and shall be released for restoration as required under this Lease. The trustee shall be a major national bank or similar institution reasonably designated by Lessee or Lender. If, however, the portion of the Property taken by eminent domain results in a net loss of more than twenty-five percent (25%) of the leasable square feet of then existing improvements or if such taking occurs during the last three years of the Lease term, or any extension thereof, Lessee may terminate this Lease in the manner set forth below.

c.                         Termination Right

Lessee may terminate this Lease for the reason set forth above by serving written notice of termination on Lessor within ninety (90) days after Lessee has been deprived of actual physical possession of the portion of the Property taken by eminent domain. This Lease shall terminate as of the first day of the calendar month following the calendar month in which the notice of termination described in this paragraph is served on Lessor. Notwithstanding any provision to the contrary, Lessee may not terminate this Lease without the written consent of every Lender.

d.                        Reduction of Rent

If, during the term of this Lease, title and possession of only a portion of the Property is taken under the power of eminent domain by any public or quasi-public agency or entity and Lessee does not or cannot terminate this Lease, then this Lease shall terminate as to the portion of said Property taken under eminent domain. The rent payable under this Lease shall, as of that time, be reduced by an amount equal to a fraction, the numerator of which shall be the fair market value of the Property after the taking and the denominator of which shall be the fair market value of the Property immediately before the taking, multiplied by the rent then in effect

e.                         Allocation of Award

Any compensation or damages awarded or payable because of the taking of all or any portion of the Property by eminent domain shall be allocated between Lessor and Lessee as follows:

i.                             Allocation Where No Termination of Lease.

The award for any taking by eminent domain of the Property which does not result in the termination of this Lease for the reasons set forth above shall be apportioned and distributed first to Lessee (or Lender, if directed by Lessee) in an amount sufficient to rebuild or restore the project as required above, then to Lessee and Lessor proportionately in the ratio of the fair market value of their respective interests in the Property taken, as such interests existed immediately prior to such taking;

ii.                          Allocation Where Lease Terminated.

The award for any taking by eminent domain resulting in the termination of this Lease as set forth above shall be apportioned and distributed to Lessee and Lessor proportionately in the ratio of the fair market value of their respective interests in the Property taken, as such interests existed immediately prior to such taking.

f.                           Notice

Lessor agrees, immediately upon service of process in connection with any appropriation or taking relating to the Property, to give Lessee notice in writing thereof.

g.                        Further Performance

Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Paragraph 15.

16.                    ATTORNEYS FEES

If litigation is commenced concerning the Property, this Lease, or the rights and duties of Lessor or Lessee in relation thereto, the party prevailing in such litigation shall be entitled to recover reasonable attorney’s fees in such litigation which shall be determined by the court in such litigation.

17.                    NOTICES

Except as otherwise expressly provided by law, any and all notices or other communications required or permitted by this Lease is to be served on or given by either party to the other shall be in writing and shall be deemed duly served and given when delivered in person, or, if mailed, five (5) business days after being deposited in the United States mail, certified or registered mail, postage prepaid, addressed to such party as follows:

If to Lessor:	Questar Gas Company Administrative Services P.O. Box 45360 Salt Lake City, Utah 84145-0360

If to Lessee:	Consonus Acquisition Corp. 245 Park Avenue, 39th Floor New York, New York 10167

If to Lender (for purposes of Section 7):	U.S. Bank National Association PD-UT-GT6 15 W. South Temple, 6th Floor Salt Lake City, Utah 84101

18.                    GOVERNING LAW

This Lease shall be construed and interpreted in accordance with the laws of the State of Utah, from time to time existing.

19.                    WAIVER OF BREACH

The waiver by Lessor of a breach by Lessee of any provision of this Lease shall not constitute a continuing waiver or a waiver of any subsequent breach by Lessee either of the same or a different provision of this Lease.

20.                    QUIET POSSESSION

Subject to the terms of this Lease, Lessee, upon full performance of each and every provision herein, shall peaceably and quietly have, hold and enjoy the Premises throughout the term hereof without any disturbance from Lessor or any person claiming through Lessor.

21.                    MEMORANDUM OF LEASE

A memorandum of this Lease shall be executed and acknowledged in recordable form by Lessor and Lessee and may be recorded by either Party.

22.                    ENTIRE AGREEMENT; AMENDMENT

This Lease constitutes the entire agreement of the Parties with respect to the subject matter hereof. This Lease may only be modified or amended in a writing signed by both Lessor and Lessee. All understandings and agreements heretofore had between the Parties are merged into this Lease, which alone fully and completely expresses their understanding.

23.                    SEVERABLE PROVISIONS

The provisions of this Lease are severable, and if one or more provisions are determined to be unenforceable, in full or part, by a court of competent jurisdiction, the validity of the remaining provisions, including any partially unenforceable provisions, to the extent enforceable, shall not be affected in any respect whatsoever.

24.                    CAPTIONS

The captions appearing on the various paragraphs of this Lease are for convenience only, and do not in any way limit or amplify the terms and provisions of this Lease.

25.                    BINDING ON SUCCESSORS

The terms of this Lease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of the Parties hereto.

26.                    SINGULAR, PLURAL AND GENDER

The singular and plural number and the masculine, feminine and neuter gender shall each include the other.

27.                    ENCUMBRANCES BY LESSOR

Lessor shall have the right to mortgage or otherwise encumber Lessor’s interest in the Property after the commencement of this Lease, and renew, modify, replace, extend or refinance such mortgage or encumbrance

(“Ground Mortgage”), subject to the following:

a.                         All rights acquired under any Ground Mortgage shall be subject and subordinate to (i) the rights and interests of Lessee under this Lease and the provisions contained herein; (ii) the rights and interests of any subleases or assignee permitted hereunder; and (iii) the rights of any holder of any leasehold or sublease hold mortgage permitted hereby.

b.                        The holder of a Ground Mortgage shall not be deemed a “Lender,” the Ground Mortgage shall not be deemed a “Leasehold Mortgage,” and the holder of the Ground Mortgage shall not be entitled to exercise the rights set forth in Paragraphs 7(a) through (m) hereof. The holder of a Ground Mortgage shall not disturb Lessee or any sublessee or assignee permitted hereunder in the quiet and peaceful possession and enjoyment of their interests in connection with holder’s exercise of its rights under a Ground Mortgage or any instrument modifying, amending, or replacing such Mortgage, so long as this Lease is in full force and effect.

c.                         If there is a default under a Ground Mortgage and this Lease is in full force and effect immediately prior to such default, then, Lessee shall not be made a party in any proceeding to foreclose the Ground Mortgage, nor shall Lessee or any sublessee or assignee permitted hereunder be evicted or otherwise disturbed in their peaceful possession and enjoyment of their respective interests in the Property. In the event of a foreclosure of a Ground Mortgage or the conveyance of Lessor’s interest in the Property as a result of a default under a Ground Mortgage, this Lease shall continue in full force and effect as a direct lease between the party succeeding to the Lessor’s interest in the Property and Lessee.

d.                        Any Ground Mortgage shall provide that a Ground Mortgage holder shall simultaneously serve upon Lessee a copy of any notice which the holder serves upon Lessor.

28.                    NON MERGER OF ESTATES

If Lessor shall become the holder of any mortgage or deed of trust on the leasehold estate or any part thereof conveyed by this Lease, or if Lessor shall acquire the leasehold estate or any part thereof, or if Lessee shall acquire the fee simple title or any other estate in the Property, or if the holder of any mortgage or deed of trust on the leasehold estate acquires the fee title to any portion of the Property (while such mortgage or deed of trust encumbers the leasehold estate), no merger of any estates in the Property shall occur and all estates shall always be kept separate and distinct

29.                    ESTOPPEL CERTIFICATE

Lessee and Lessor shall, at any time and from time to time during the term of this Lease, and any extensions thereof, upon not less than ten (10) days prior written request by the other Party, execute, acknowledge and deliver to the other Party, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the same is in full force and effect as modified and stating the modifications) and, if so, the dates to which the rent and other charges have been paid in advance, and that there have been no defaults of any kind under the Lease (or if there have, the nature and extent of such default). It is intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser, encumbrances, or assignee of Lessor or Lessee, respectively.

30.                    LESSOR’S ACCESS.

Lessor and Lessor’s agents shall have the right to enter the Property and the Data Center at reasonable times upon three days’ prior written notice to Lessee for the purpose of inspecting the same, showing the same to prospective purchasers or lenders, and making such repairs to the Property as permitted or required by this Lease. Notwithstanding the generality of the preceding sentence, Lessor and Lessor’s agents shall have the unconditional and immediate right throughout the term of this Lease to enter the Property and the Data Center without prior notice or fee to Lessee in order to inspect, manage, maintain, repair, remediate, satisfy, mitigate or otherwise comply with all environmental matters, including all Environmental Laws and remove or contain Hazardous Materials as such terms are defined the Asset Purchase Agreement, affecting or which may affect the Property.

31.                    ENVIRONMENTAL COVENANT.

Lessee shall have no obligation, duty, or liability for the environmental situation at the Property as described in Section 3.7 to Seller’s Disclosure Schedules contemplated by the Asset Purchase Agreement (“Pre-Existing Environmental Condition”), except to the extent that (i) Lessee’s act(s) including, without limitation, excavation, construction and digging results, directly or indirectly, in Losses (as defined in the Asset Purchase Agreement) relating to the Pre-Existing Environmental Condition or (ii) Lessee fails to act in a commercially reasonable manner consistent with a prudent data center manager that is unaware of the existence of the Pre-Existing Environmental Condition and such failure to act, directly or indirectly, results in Losses relating to the Environmental Situation.

[Remainder of page intentionally left blank; succeeding page is a signature page.]

In witness whereof, the parties hereto have executed this Lease as of the date first written above.

Lessor	Lessee

QUESTAR GAS COMPANY	CONSONUS ACQUISITION CORP.

/s/ Alan K. Allred	/s/ Nana Baffour
By: Alan K. Allred	By: Nana Baffour
Title: President and CEO	Title: Chairman

Signature page to Ground Lease